Exhibit 23.1
LBB & ASSOCIATES LTD., LLP
10260 Westheimer Road, Suite 310
Houston, TX 77042
Phone: (713) 800-4343 Fax: (713) 456-2408

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Vertex Energy, Inc. (the “Company”) of our report dated March 24, 2014, relating to the consolidated financial statements of the Company, included in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2013.

We also consent to the reference to us under the heading “Experts” in this registration statement.

/s/ LBB & Associates Ltd., LLP
LBB & Associates Ltd., LLP

Houston, Texas
July 17, 2014